Exhibit 26(h)(iii)

AMENDMENT NO. 2 DATED AS OF April 19, 2012
PARTICIPATION AGREEMENT
THIS AMENDMENT NO. 2, made and entered into as of April 19, 2012, to the Participation Agreement dated as of February 1, 2007, as amended December 7, 2007, by and among The Prudential Insurance Company of America, a New Jersey life insurance company (“Insurer”) (on behalf of itself and its Separate Accounts, as defined in the Participation Agreement); AllianceBernstein L.P., a Delaware limited partnership (“Adviser”), the investment adviser of AllianceBernstein Variable Products Series Fund, Inc. (the “Fund”); and AllianceBernstein Investments, Inc., a Delaware corporation (“Distributor”), the Fund’s principal underwriter (collectively, the “Parties”), hereby amends the Participation Agreement as follows:
Schedule A-3 is deleted in its entirety and replaced with the following Schedule A-3 effective July 1, 2012.

SCHEDULE A-3

Separate Accounts of the Company Excluded From the Definition of an Investment Company as Provided for by Section 3(c)(1) or 3(c)(7) of the 1940 Act

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account
Prudential Variable Contract Account GI-100 (VCA-GI-100)	June 8 ,2010	Variable Life Insurance

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under the Securities Act of 1933 in Reliance Upon Section 4(2) of the Act and Regulation D Thereunder

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account
PruBenefit Laureate		Group	Variable Life Insurance

IN WITNESS WHEREOF, the Parties have caused this AMENDMENT NO. 2 to be executed in their names and on their behalf by and through their duly authorized officers signing below.
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By: /s/ Yvonne S. Provost
Name: Yvonne S. Provost
Title: Vice President
ALLIANCEBERNSTEIN L.P.
By: /s/ Emilie D. Wrapp
Name: Emilie D. Wrapp
Title: Assistant Secretary
ALLIANCEBERNSTEIN INVESTMENTS, INC.
By: /s/ Stephen J. Laffey
Name: Stephen J. Laffey
Title: Assistant Vice President

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